UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

CannaPharmaRX, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3600, 888—3rd Street SW

Calgary, Alberta, Canada T2P 5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPMD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim CEO

The Board appointed Constantine Nkafu to serve as the Company’s interim CEO. Mr. Nkafu has been in charge of the Company’s operations for the past several months. In connection with becoming interim CEO, Mr. Nkafu and the Company entered into an employment agreement. Mr. Nkafu was also appointed to the Company’s Board and his biographical information is included in that section below.

Mr. Nkafu is also the CEO of the Company’s subsidiary 2323414 Alberta Ltd. (“2323414 Alberta”) Mr. Nkafu has an employment agreement with 2323414 Alberta that pays him $97,000 annually plus participation in any fringe benefits or bonus plans for 2323414 Alberta employees.

Appointment of New Directors

In connection with the agreement with LTB Management, LLC entered into on November 22, 2023, holder of Series C Preferred Shares, Amir Tal, has subsequently received the right to appoint, or designate, three individuals to the Company’s Board of Directors. Pursuant to such right, Messrs. Constantine Nkafu, Company’s interim CEO, and Elliot Zemel, have now been appointed to the Board.

Mr. Nkafu has extensive experience in the Pharmaceutical, Cannabis, and Medical Device industries. He has supported submissions to the FDA, Health Canada, and other jurisdictions. Mr. Nkafu’s roles in Quality and Regulatory affairs have given him insight into how to set up and run complex operations and meet both the customer and regulatory requirements for a given jurisdiction. As CEO, Mr. Nkafu ensures the operations are meeting all the requirements by fostering healthy relationships between employees and providing the necessary guidance to make sure the company is meeting corporate objectives. For the past decade, Constantine has successfully led operations from start-up to becoming fully operational.

Mr. Zemel, age 40, has work experience has been in operations of multiple business including healthcare, e-commerce, and real estate management.  He has been investing in both real property and venture capital as an LP and GP for over 20 years and has a penchant for identifying breakthrough companies. Mr. Zemel has networks and international distribution channels in the cannabis industry.

Each of Messrs. Nkafu and Zemel have authorization from Health Canada to serve as a director of a Canadian cannabis company. Messrs. Zemel and Nkafu are expected to enter into indemnification agreements with the Company. The Company does not currently have a compensation plan for directors, but when the Company adopts such a compensatory plan, it is expected that Messrs. Nkafu and Zemel will be subject to said compensation plan. As a follow-up note, previously Mr. Adam Mindle was appointed to the Board of Directors pending approval from Health Canada. Ultimately, Mr. Mindle decided to not pursue approval from Health Canada and was never became a board member. After the appointment of Messrs. Nkafu and Zemel, the Company’s Board of Directors consists of Richard Orman, Dominic Colvin, Anthony Michael Panek, Constantine Nkafu, and Elliot Zemel.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPHARMARX, INC.

March 26, 2025	By:	/s/ Rick Orman
	Name:	Rick Orman
	Title:	Chairman, Board of Directors

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